UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)

November 4, 2019

THE GAP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street
San Francisco,	California	94105
(Address of principal executive offices)		(Zip Code)

(415) 427-0100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.05 par value	GPS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02    Results of Operations and Financial Condition.
On November 7, 2019, The Gap, Inc. (the "Company") issued a press release providing an update on the third fiscal quarter ended November 2, 2019, as well as an update on the outlook for the third fiscal quarter and the 2019 fiscal year. A copy of this press release is furnished as Exhibit 99.1 to this report.

Item 5.02	Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 7, 2019, the Company issued a press release announcing that Art Peck is stepping down from his position as President and Chief Executive Officer of the Company, and has resigned from the Board of Directors, both effective immediately, and that Robert Fisher will serve as Interim Chief Executive Officer. A copy of this press release is furnished as Exhibit 99.1 to this report. Mr. Peck will be eligible for separation benefits based on his termination without cause as described in the Post-Termination Benefits Agreement previously filed with the Securities and Exchange Commission, as well as certain retirement benefits based on the stock grant agreements, forms of which were previously filed with the Securities and Exchange Commission. Bobby Martin has been selected to serve as lead independent director while Mr. Fisher is serving as interim Chief Executive Officer.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release dated November 7, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.

Date: November 7, 2019	By:	/s/ Julie Gruber
Julie Gruber
Executive Vice President and
Global General Counsel